SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C.  20549

					FORM 8-K

					CURRENT REPORT
				Pursuant to Section 13 or 15(d) of the
				Securities Exchange Act of 1934

				Date of Report (Date of earliest event reported):
				February 14, 2003  (Februrary 11, 2003)


				FOX ENTERTAINMENT GROUP, INC.
			(Exact name of registrant as specified in its charter)


					Delaware
			(State or other jurisdiction of incorporation)

					1-14595
				(Commission File Number)

					95-4066193
				(IRS Employer Identification No.)

				1211 Avenue of the Americas
				New York, New York 10036
			(Address of principal executive offices)  (Zip Code)

		Registrant's telephone number, including area code (212) 852-7111

					Not applicable
		(Former name or former address, if changed since last report)

 Item 5:	Other Events.

On February 11, 2003, Fox Entertainment Group, Inc. ("FEG") announced that Peter J. Powers, President and Chief Executive Officer of Powers Global Strategies LLC, had been elected to its Board of Directors. Mr. Powers has also been appointed to the Company's Audit Committee. A copy of the press release issued by FEG announcing Mr. Powers' appointment is attached as Exhibit 99.1 to this Report.


Item 7:			Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.  The following exhibits are being filed herewith:

99.1	Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2003		FOX ENTERTAINMENT GROUP, INC.
					By:   /s/ Lawrence A. Jacobs
					Lawrence A. Jacobs
					Secretary





INDEX TO EXHIBITS

99.1	Press Release dated February 11, 2003


Exhibit 99.1


FOX ENTERTAINMENT GROUP

N E W S R E L E A S E
1211 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10036 fox.com

For Immediate Release        Contact:  Andrew Butcher 212 852 7070

Peter Powers Elected to Fox Entertainment Group Board of Directors
______________________

NEW YORK, NY, February 11, 2003: The Fox Entertainment Group (NYSE: FOX) today announced that Peter J. Powers, President and Chief Executive Officer of Powers Global Strategies LLC, has been elected to the Company's Board of Directors. Mr. Powers, a former First Deputy Mayor of the City of New York, has also been appointed to the Company's Audit Committee.

Announcing Mr. Powers' election to the Board, Rupert Murdoch, Fox Entertainment Group's Chairman and Chief Executive Officer, said: "Peter's creative energy, strategic expertise and veteran knowledge of corporate finance will be as valuable to Fox as they have been to city governments and businesses for more than three decades. We look forward to having Peter's counsel as we continue to build the strength of our Fox brand and operations."

Mr. Powers said: "I'm extremely excited by the opportunity to help guide the success of as outstanding and original a company as Fox. It will be a privilege to offer my experience to the Company's Board."

Prior to founding Powers Global Strategies LLC, a strategic consulting firm based in New York and Washington, D.C., Mr. Powers served as First Deputy Mayor of the City of New York from 1994 to 1996. As First Deputy Mayor under Mayor Rudolph Giuliani, Mr. Powers' responsibilities included overseeing the day-to-day operations of New York City and directing the City's relations with federal, state and local governing entities. Before joining the Giuliani Administration, Mr. Powers had a 25-year career as an attorney, certified public accountant and strategic consultant to corporations.

Mr. Powers, 58, currently serves on the Board of Directors of NDS Group plc, as Chairman of that company's Remuneration Committee and as a member of its Audit Committee. In addition, he is a member of the Boards of Directors of the Partnership for New York City, the Association for a Better New York, the Central Park Conservancy, City Center, Safe Horizon and NYC & Co. Mr. Powers is also a member of the Board of Trustees of Manhattan College and of the Advisory Board of the School of Public Affairs at Baruch College of the City of New York. During his career, Mr. Powers has served as an outside director on the audit, independent evaluation and investigatory committees of various publicly and privately held companies.

Fox Entertainment Group, Inc., 80.6% owned by The News Corporation Limited (NYSE: NWS, NWS.A), is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming. Fox had total assets as of September 30, 2002 of approximately US$23 billion and total annual revenues of approximately US$10 billion. The Company's studios, production facilities and film and television library provide high-quality creative content, and the Company's broadcasting and cable networks provide extensive distribution platforms for the Company's programs.